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                                                                       EXHIBIT 5

HOLLAND & KNIGHT LLP

                                             Atlanta           Northern Virginia
                                             Boca Raton        Orlando
400 North Ashley Drive, Suite 2300           Fort Lauderdale   San Francisco
P.O. Box 1288 (ZIP 33601-1288)               Jacksonville      St.Petersburg
Tampa, Florida 33602-4300                    Lakeland          Tallahassee
                                             Mexico City       Tampa
813-227-8500                                 Miami             Washington, D.C.
FAX 813-229-0134                             New York          West Palm Beach


                                 April 28, 1998

Republic BancShares, Inc.
111 Second Avenue N.E.
Suite 300
St. Petersburg, Florida 33701

         Re:      Registration Statement on Form S-2
                  (File No. 333-50087)

Gentlemen:

         We refer to the Registration Statement (the "Registration Statement") on Form S-2 (File No. 333-50087), filed by Republic BancShares, Inc. (the "Company"), with the Securities and Exchange Commission, for the purpose of registering under the Securities Act of 1933 up to 2,300,000 shares (the "Shares") of the authorized common stock, par value $2.00 per share, of the Company to be offered to the public by the Company pursuant to an underwriting agreement (the "Underwriting Agreement") between the Company and William R. Hough & Co. and Ryan, Beck & Co., Inc., as representatives of the underwriters.

         In connection with the registration, we have acted as counsel for the Company and have examined originals, or copies certified to our satisfaction, of all such corporate records of the Company, certificates of public officials and representatives of the Company and other documents as we deemed it necessary to require as a basis for the opinion expressed below.

         Based upon the foregoing, and having regard for legal considerations that we deem relevant, it is our opinion that the Shares will be, when and if sold in accordance with the Underwriting Agreement, duly authorized, legally issued and fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement, and to the reference to this firm under the caption "Legal Matters" contained in the prospectus filed as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                    Very truly yours,


                                    /s/ Holland & Knight LLP

                                    HOLLAND & KNIGHT LLP